Exhibit 10.5

FOUNDER STOCK OPTION PLAN

Nikola Corporation Common Stock

M&M Residual LLC (“M&M Residual”) hereby establishes this Founder Stock Option Plan (the “Plan”) to provide an equity incentive for employees of Nikola Corporation (the “Company”), subject to the Third Amended and Restated Stockholder Agreement entered into by the Company and its stockholders on November 9, 2018, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the “Stockholder Agreement”).  The Plan is effective as of December 31, 2018 (the “Effective Date”).

1.                                      Purpose and Intent.

(a)                                 Purpose.  M&M Residual, as principal stockholder of the Company, is adopting this Plan to recognize the superior performance and contribution of specified employees of the Company, to provide them with incentives and rewards for continued employment and performance, and to encourage their loyalty to the benefit of the Company by linking their performance to the value of equity in the Company.

(b)                                 Intent.  M&M Residual does not intend any Stock Option granted under this Plan to be an incentive stock option as defined in Section 422 of the Code or to be subject to the terms of Section 409A of the Code.

2.                                      Definitions.  As used in this Plan, the terms below have the following meanings:

(a)                                 “Applicable Law” means the applicable requirements of Delaware corporate law, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any other country or jurisdiction whose residents are granted Stock Options under the Plan.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Company” means Nikola Corporation, a Delaware corporation, or any successor to Nikola Corporation.

(d)                                 “Date of Grant” means a date after the Effective Date that a Stock Option is deemed effective under a Founder Stock Option Agreement issued by M&M Residual.

(e)                                  “Effective Date” has the meaning given to that term in the introductory paragraph.

(f)                                   “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules, and regulations may be amended from time to time.

(g)                                  “Fair Market Value” means the value of one Share as determined by M&M Residual: (i) through the application of a reasonable valuation method under Section 409A of the Code that takes into account all information material to the Company’s value; and (ii) as calculated in an independent appraisal as of a date within six months before the Date of Grant.

(h)                                 “Founder Stock Option Agreement” means an agreement entered into by M&M Residual and an Optionee setting forth the terms and provisions applicable to a Stock Option.

(i)                                     “Liquidity Event” means:

(i)                                     the sale, lease, transfer, conveyance, or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to an independent third party;

(ii)                                  a transaction or series of transactions, including a merger, consolidation, recapitalization, reorganization, or sale of stock, the result of which is that, after giving effect to such transaction, the Company is not the surviving entity; or

(iii)                               a transaction or series of transactions, including a merger, consolidation, recapitalization, reorganization, or sale of securities, the result of which is that, after giving effect to such transaction, the stockholders immediately prior to such transaction are no longer, in the aggregate, the “beneficial owners,” as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company.

(j)                                    “M&M Residual” means M&M Residual, LLC, a Nevada limited liability company that is wholly owned by Trevor Milton, chief executive officer and principal stockholder of the Company.

(k)                                 “Optionee” means an individual designated in Appendix 1, to whom an Original Stock Option has been granted, and whose Original Stock Option has not been terminated under the terms of this Plan or an applicable Founder Stock Option Agreement.

(l)                                     “Original Stock Option” means a Stock Option granted under this Plan on the Effective Date, in the form attached to this Plan as Exhibit B.

(m)                             “Plan” means this Founder Stock Option Plan as amended from time to time.

(n)                                 “Qualified Public Offering” means the closing of a firm commitment underwritten initial public offering, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of such securities, provided that the aggregate gross proceeds to the Company from the public offering are not less than $50,000,000, and after which the Shares are listed on a registered national securities exchange under the Exchange Act or 90 days after the Shares are registered under Sections 12(b) or (g) of the Exchange Act and trading has commenced on any registered national securities exchange under the Exchange Act.

(o)                                 “SEC” means the U.S. Securities and Exchange Commission.

(p)                                 “Share” means a share of common stock of the Company, $0.001 par value.

(q)                                 “Stockholder” means a person named on Schedule A of the Stockholder Agreement or any person who becomes a signatory to the Stockholder Agreement by the Stockholder Agreement’s terms.

(r)                                    “Stockholder Agreement” means the Third Amended and Restated Stockholder Agreement entered into by the Company and its stockholders on November 9, 2018, as it may be amended, revised, reformed, or extended on terms acceptable to M&M Residual.

(s)                                   “Stock Option” means a right to purchase a Share granted to an Optionee in accordance with the terms and conditions set forth in this Plan.

3.                                      Shares Available under the Plan.

(a)                                 Shares Available for Stock Options.  M&M Residual may deliver to Optionees Stock Options for an aggregate of 3,158,949 Shares owned by M&M Residual as of the Effective Date.

(b)                                 Reallocation of Shares.  Shares covered by a Stock Option that expire or are forfeited, canceled, surrendered, or otherwise terminated without the issuance of the Shares will be reallocated by M&M Residual in new Stock Options:

(i)                                     on the sooner of June 30 or December 31 after a Stock Option is forfeited, canceled, surrendered, or otherwise terminated;

(ii)                                  to each remaining Optionee in an amount of Shares determined by multiplying the Shares subject to reallocation by the proportion determined by dividing the amount of Shares granted to the Optionee in Original Stock Options by the aggregate Shares granted to all remaining Optionees in Original Stock Options; and

(iii)                               that have an exercise price equal to 100% of the Fair Market Value of a Share on the Date of Grant.

(c)                                  Shares Delivered Not Returned.  Shares that have actually been delivered or otherwise settled under the Plan upon exercise of a Stock Option will not be returned to M&M Residual and will not become available for future grant under the Plan.

(d)                                 Stockholder Agreement.  Any Stock Option and Shares issued under the Plan and an applicable Founder Stock Option Agreement are subject to the Stockholder

Agreement, and in the event of a conflict between the Plan or a Founder Stock Option Agreement and the Stockholder Agreement, the Stockholder Agreement provision governs.

4.                                      Administration of the Plan.

(a)                                 Subject to the terms of this Plan, M&M Residual is authorized, in its sole and absolute discretion, to establish, amend, or waive rules for the Plan’s administration and take any other action that it deems convenient or appropriate.

(b)                                 M&M Residual has no obligation to treat Optionees uniformly.

(c)                                  Any determination, decision, order, or resolution made by M&M Residual under this Plan is final, conclusive, and binding on the Optionees and their estates and beneficiaries, except in the case of M&M Residual’s manifest error or bad faith.

5.                                      Eligibility and Participation.  Subject to the Stockholder Agreement, the individuals designated by M&M Residual as Optionees and listed in Appendix 1 are eligible to participate in the Plan.

6.                                      Founder Stock Option Agreement.  Each Stock Option will be evidenced by a Founder Stock Option Agreement that specifies the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option may be exercised, and other terms and conditions consistent with this Plan.

7.                                      Exercise Price.  The exercise price per Share of a Stock Option will be equal to 100% of the Fair Market Value of a Share on the Date of Grant.

8.                                      Termination of Stock Option.  Except as otherwise provided in the Plan, and except for an Optionee whose employment or service with the Company terminates upon the Optionee’s death or permanent and total disability (as that term is defined in Subsection 22(e)(3) of the Code), any Stock Option granted terminates on the earlier of:

(a)                                 the date the Optionee ceases to be employed by the Company, voluntarily or involuntarily, with or without cause, as determined in good faith by M&M Residual, except where M&M Residual, in its sole and absolute discretion, provides for a later date; or

(b)                                 December 31, 2028.

9.                                      Settlement of Option on Liquidity Event.  If a Liquidity Event occurs:

(a)                                 any issued Stock Option becomes exercisable on the effectiveness of the Liquidity Event;

(b)                                 the Optionee is entitled to receive, for each Stock Option issued, within 30 days after the effectiveness of the Liquidity Event:

(i)                                     if the Optionee elects to exercise the Stock Option:

(A)                               an amount of cash or cash equivalent equal to the product of the difference between the Fair Market Value immediately before the Liquidity Event and the Exercise Price multiplied by the Shares subject to the Stock Option; or

(B)                               if the Stockholder Agreement does not remain in force and effect, certificates for the Shares covered by the Stock Option registered in the name of the Optionee or the Optionee’s designee in accordance with instructions provided by the Optionee; or

(ii)                                  if the Optionee elects not to exercise the Stock Option, replacement options in the new entity that are fully vested and exercisable on terms reflecting the stock conversion ratios of the transaction for a term equivalent to the unexpired portion of the term of the Stock Option; and

(c)                                  if the Stockholder Agreement remains in force and effect, M&M Residual has no obligation to deliver Shares to the Optionee and M&M Residual is entitled to exercise all rights respecting the Shares.

10.                               Exercise upon Qualified Public Offering.

(a)                                 Subject to the restrictions described in this Plan, an Optionee may exercise a Stock Option on or after the day that a Qualified Public Offering occurs.

(b)                                 Upon exercise of the Stock Option following a Qualified Public Offering, M&M Residual will deliver, at its sole discretion, either an amount equal to the amount determined in accordance with subsection 9(b)(i)(A) or the Shares in accordance with section 9.

11.                               Method of Exercise.

(a)                                 Except as otherwise provided in this Plan or in a related Founder Stock Option Agreement, an Optionee may exercise a Stock Option for all or any portion of the Shares for which the Stock Option is then exercisable.

(b)                                 A Stock Option is exercised by delivery of a notice of exercise to M&M Residual or its designee, in the form attached to the Founder Stock Option Agreement, which sets forth the number of Shares for which the Stock Option is to be exercised and full payment of the exercise price for such Shares.

(c)                                  An Optionee may pay the exercise price of a Stock Option by:

(i)                                     cash or cash equivalent;

(ii)                                  tendering, by actual delivery or attestation, previously acquired Shares having an aggregate Fair Market Value on the day preceding the date of exercise equal to the aggregate exercise price;

(iii)                               a net exercise through a licensed securities broker-dealer, to or through which the Shares may be sold, by the deposit of certificates evidencing the Shares to be sold with such broker-dealer for delivery upon settlement of the sale of such Shares against transmittal to M&M Residual of immediately available funds for the full purchase price of the Shares so sold and delivered;

(iv)                              a combination of the methods described in this subsection 11(c); or

(v)                                 any other method that M&M Residual approves in its sole discretion.

(d)                                 M&M Residual may, in its sole discretion, settle a Stock Option in cash by delivering to the Optionee, upon receipt of the Optionee’s notice of exercise, an amount of cash or cash equivalent equal to the product of the difference between the Fair Market Value on the day of exercise and the exercise price multiplied by the Shares subject to the Stock Option.

12.                               Compliance with Section 409A.

(a)                                 M&M Residual will use commercially reasonable efforts to design and administer any Stock Option granted in a manner that exempts the Stock Option from the application of Section 409A of the Code.

(b)                                 Notwithstanding any other provision of the Plan or any Founder Stock Option Agreement, M&M Residual may not grant, defer, accelerate, extend, pay out, settle, substitute, or modify any Stock Option in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon an Optionee.

(c)                                  M&M Residual is not, and may not be, liable to any Optionee for any tax, interest, or penalties the Optionee owes as a result of the grant, holding, vesting, exercise, or payment of any Stock Option.

13.                               Not Transferable.

(a)                                 Except as provided in subsection 13(b) or in a Founder Stock Option Agreement, an Optionee may not transfer a Stock Option except by will or the laws of descent and distribution.

(b)                                 An Optionee may, in a manner determined by M&M Residual, designate a beneficiary to exercise his or her rights under a Stock Option upon his or her death and to receive Shares delivered under the Stock Option.

(c)                                  No individual other than the Optionee may exercise a Stock Option granted during the his or her lifetime, except that the Optionee’s guardian or legal representative may, in the event of the Optionee’s legal incapacity to exercise a Stock Option, exercise the Stock Option on Optionee’s behalf in a fiduciary capacity under state law or court supervision.

14.                               Adjustments.

(a)                                 In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation), including a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, M&M Residual will, to prevent dilution or enlargement of the rights of Optionees, equitably adjust the aggregate number of Shares available under the Plan and for outstanding Stock Options adjust the number of Shares, the exercise price, and the grant price for each Stock Option.

(b)                                 Notwithstanding this section, M&M Residual may not make any adjustment under this section that would cause a Stock Option that is otherwise exempt from Section 409A of the Code to become subject to Section 409A.

15.                               Fractional Shares.  M&M Residual is not required to deliver any fractional Shares under a Stock Option, and M&M Residual may settle fractional shares in cash.

16.                               Withholding Taxes.

(a)                                 To the extent required by Applicable Law, an Optionee is required to satisfy, in a manner satisfactory to M&M Residual and to the Company, any withholding tax obligations that arise by reason of a Stock Option exercise, an election pursuant to Section 83(b) of the Code, or that otherwise arises under a Founder Stock Option Agreement.

(b)                                 M&M Residual is not required to issue or deliver Shares, make any payment, or to recognize the transfer or disposition of Shares until an Optionee satisfies his or her withholding tax obligations.

(c)                                  Except to the extent an Optionee’s withholding tax obligations are paid in cash, M&M Residual may, in its sole and absolute discretion, permit or require an Optionee’s withholding tax obligations to be satisfied through the withholding by M&M Residual of a portion of the Shares that otherwise would be issued or delivered to an Optionee upon exercise of a Stock Option that have a Fair Market Value on the day before the date of exercise equal to the minimum amount required to be withheld or paid.

17.                               Compensation Recovery Policy.  Any Stock Option granted to an Optionee is subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted by the Company to the extent by law applicable to the Stock Option granted by M&M Residual, including any such policy that may be adopted to comply with the Dodd-Frank Wall

Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

18.                               Availability of Common Stock.  During the term of this Plan, M&M Residual will, at all times, keep available, free and clear of any liens, claims, or encumbrances, the number of Shares issuable on exercise of the unexercised balance of Stock Options granted under this Plan.

19.                               Amendment, Modification, and Termination.

(a)                                 Except for adjustments made pursuant to section 14, M&M Residual may not provide for a cash bonus or grant of another award upon exercise, or in the event that the shares of Company stock are registered under Section 12(b) of the Securities Exchange Act of 1934, authorize the amendment of any outstanding Stock Option to reduce the exercise price without the further approval of the Company’s stockholders.

(b)                                 Effect on Outstanding Stock Options.  Notwithstanding any other provision of the Plan to the contrary other than section 14, no termination, amendment, suspension, or modification of the Plan or a Founder Stock Option Agreement may adversely affect in any material way any Stock Option previously granted to an Optionee without the written consent of the Optionee.

20.                               Notice of Expected Events.  M&M Residual will notify the Optionee, no later than 20 days (or such shorter period as may be practicable in the circumstances) before the date of the event described in the notice, of:

(a)                                 the date the Company takes a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities, property, or rights, and the amount and character of the dividend, distribution, or right;

(b)                                 the date of any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation, share exchange, or merger involving the Company, and the terms and conditions of the transaction or event; and

(c)                                  the date of any voluntary or involuntary dissolution, liquidation, or winding up of the Company and the terms and conditions of the transaction or event.

21.                               Applicable Laws.

(a)                                 M&M Residual’s obligations under the Plan and under any Founder Stock Option Agreement are subject to Applicable Law and to applicable approval by any governmental agency.

(b)                                 The Plan and each Founder Stock Option Agreement will be governed by and construed under and in accordance with the laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

22.                               No Right of Continued Employment.  The Plan does not confer upon any Optionee the right to continued employment by or service with the Company, or any Company subsidiary, or interfere with any right that the Company, or any Company subsidiary, otherwise has to terminate the Optionee’s employment or other service at any time.

23.                               Unfunded, Unsecured Plan.  An Optionee has only a contractual right to a Stock Option, if any, granted under the Plan, and the contractual right is not secured by any assets of M&M Residual, and an Optionee does not acquire, by reason of eligibility under the Plan, any right or title to any of M&M Residual’s assets, funds, or property.

24.                               Severability.  If any provision of the Plan or a Founder Stock Option Agreement is or becomes invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Founder Stock Option Agreement under any law, the provision is deemed amended or limited in scope to conform to Applicable Laws or, in M&M Residual’s discretion, stricken, with the remainder of the Plan remaining in full force and effect.

25.                               Acceptance of Plan.  By accepting any benefit under the Plan, each Optionee and each person claiming under or through any such Optionee will be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by M&M Residual or the Company in accordance with the terms and conditions of the Plan.

DATED this 31st day of December, 2018.

M&M Residual LLC

By:	/s/ Trevor Milton
Trevor Milton, Manager